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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington,  D.C. 20549
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                               Amendment No. 1 to
                                   Form 8 - A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                          TENET HEALTHCARE CORPORATION
             (Exact Name of Registrant as specified in its Charter)

       Nevada                                               95-2557091
(State of Incorporation or                                  (I.R.S. Employer
     Organization)                                        Identification no.)

                       ----------------------------------

                              2700 Colorado Avenue
                             Santa Monica,  CA 90404
                                 (310) 998-8000
               (Address, including zip code, and telephone number
                         of principal executive offices)

If this Form relates to the                  If this Form relates to the
 registration of a class of debt             registration of a class of debt
 securities and is effective upon            securities and is to become
 filing pursuant to General                  effective simultaneously with the
 Instruction A(c)(1) please check the        effectiveness of a concurrent
 following box.  [  ]                        registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A(c)(2) please
                                             check the following box.  [X]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on Which
Title of Each Class to be so Registered           Each Class is to be Registered
---------------------------------------           ------------------------------

____% Senior Notes due 2003                       New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:         None

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                          TENET HEALTHCARE CORPORATION
                               AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM 8-A

Item 1.      Description of Registrant's Securities to be Registered

      This Registration Statement relates to the registration with the Securities and Exchange Commission (the "Commission") of $500,000,000 aggregate principal amount of ____% Senior Notes due 2003 (the "Notes") of Tenet Healthcare Corporation, a Nevada corporation ("Tenet"), which Notes are being issued by Tenet in connection with an underwritten offering. The description of the Notes to be registered hereunder is set forth under the caption "DESCRIPTION OF NOTES" included on pages 43 through 61 in the Registrant's Amendment No. 2 to Registration Statement on Form S-3 (No. 33-62591) filed with the Commission on October 10, 1995 (the "Registration Statement"), and is hereby incorporated herein by reference.

      The amended description of the Registrant's securities previously has not been filed with the New York Stock Exchange, on which the Registrant's securities are to be registered, and, therefore, will be filed with copies of the application filed with such exchange, in accordance with the instructions in Item 1 of Form 8-A.

Item 2.      Exhibits

      The securities described are to be registered on the New York Stock Exchange on which other securities of the Registrant are currently registered. Accordingly, the following copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, will be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange subject to Rule 12b-32 regarding incorporation of exhibits by reference.

4.1 Form of Indenture for the Registrant's Convertible Floating Rate Debentures, dated as of February 1, 1992, among NME PIP Funding I, Inc., the Registrant and Bankers Trust Company, as Trustee (Incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-3, Registration No. 33-45689, dated February 14, 1992)

4.2 Form of Convertible Floating Rate Debenture due April 3, 1996 (Incorporated by reference to Exhibit (e) to Registrant's Registration Statement on Form S-3, Registration No. 33-45689, dated February 14, 1992)


4.3 Agreement Providing for First Amendment to Convertible Floating Rate Debentures due April 3, 1996, dated as of December 11, 1991, between the Registrant and NME PIP Funding I, Inc. (Incorporated by reference to Exhibit (f) to Registrant's Registration Statement on Form S-3, Registration No. 33-45689, dated February 14, 1992)

4.4 Certificate of Designation, Preference and Rights of Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 4(h) to Registrant's Annual Report on Form 10-K dated August 30, 1993)

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4.5   Certificate of Designation, Preferences and Rights of Series B Convertible
      Preferred Stock (Incorporated by reference to Exhibit 4(d) to Registrant's Annual Report on Form 10-K dated August 23, 1991)

4.6 Form of Investment Option Agreement (Incorporated by reference to Exhibit 4(f) to Registrant's Annual Report or Form 10-K dated August 25, 1995)

4.7 Indenture, dated as of March 1, 1991, between the Registrant and The Bank of New York, as Trustee, relating to Medium Term Notes (Incorporated by reference to Exhibit 4(a) to Registrant's Annual Report on Form 10-K dated August 23, 1991)

4.8 Indenture, dated as of March 1, 1995, between Tenet and The Bank of New York, as Trustee, relating to 9-5/8% Senior Notes due 2002 (Incorporated by reference to Exhibit 4(a) to Registrant's Quarterly Report on Form 10-Q dated April 14, 1995)

4.9 Indenture, dated as of March 1, 1995, between Tenet and The Bank of New York, as Trustee, relating to 10-1/8% Senior Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(b) to Registrant's Quarterly Report on Form 10-Q dated April 14, 1995)

4.10 Registration Rights Agreement, dated as of February 22, 1995, by and between the Registrant and the Selling Shareholders (Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3, Registration No. 33-57801, dated February 22, 1995)

4.11 Form of Indenture, dated as of October ____, 1995, by and between the Registrant and The Bank of New York, as Trustee, relating to ____% Senior Notes due 2003 (Incorporated by reference to Exhibit 4.1 to Registrant's Amendment No. 1 to Registration Statement on Form S-3, Registration
      No. 33-62591, dated September 26, 1995)

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                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        TENET HEALTHCARE CORPORATION



Date:  October 10, 1995                 By:      /s/ Richard B. Silver
                                           ----------------------------------
                                        Name:  Richard B. Silver
                                        Title:    Vice President